Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

August 24, 2022

Aspira Women’s Health Inc.

12117 Bee Caves Road

Building Three, Suite 100

Austin, Texas 78738

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-252267 (the “Registration Statement”), filed by Aspira Women’s Health Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective by the SEC on January 28, 2021. Pursuant to the Registration Statement, the Company is issuing (a) 12,000,000 shares (the “Common Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), and (b) warrants to purchase an aggregate of 12,000,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.88 per whole share (the “Warrants,” and together with the Common Shares and the Warrant Shares, the “Securities”). The Securities are to be sold by the Company pursuant to an Underwriting Agreement dated August 22, 2022 (the “Underwriting Agreement”) between the Company and William Blair & Company, L.L.C., as representative of the several underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement, (ii) the Underwriting Agreement, (iii) the form of Warrants, (iv) the Company’s certificate of incorporation, as currently in effect, (v) the Company’s bylaws, as currently in effect, and (vi) the written consents and resolutions adopted by the board of directors of the Company (the “Board”) and the pricing committee thereof established by the Board relating to the Registration Statement and the issuance of the Securities by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Aspira Women’s Health Inc.

August 24, 2022

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The issuance and sale of the Common Shares covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Common Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Common Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, in accordance with the Underwriting Agreement.

2.

The issuance and sale of the Warrants covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Warrants will be valid and binding obligations of the Company when such Warrants shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, in accordance with the Underwriting Agreement.

3.

The issuance of the Warrant Shares issuable upon exercise of the Warrants covered by the Registration Statement pursuant to the terms of the Warrants has been duly authorized by the Company, and such Warrant Shares will be validly issued, fully paid and non-assessable when the Company’s books shall reflect the issuance of such Warrant Shares to the holders thereof against payment of the exercise price therefor, in accordance with the terms of the Warrants.

In rendering the opinion set forth in paragraph 3 of this opinion letter, we have assumed that, at the time of the issuance and delivery of the Warrant Shares issuable upon exercise of the Warrants: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the certificate of incorporation and bylaws of the Company, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s certificate of incorporation as then in effect.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

Aspira Women’s Health Inc.

August 24, 2022

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) imposing liquidated damages or penalties; (iv) regarding waiver of usury, stay, extension or similar laws; (v) regarding any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts or any similar obligation or agreement; (vi) regarding choice of law; (vii) regarding specific performance or the grant of any power of attorney; or (viii) requiring any party to take further action or to enter into further agreements or instruments or to provide further assurances.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that we make no such assumption insofar as any of the foregoing matters relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP